EXHIBIT 10.56

Grandparents.com, Inc.
589 Eighth Avenue, 6th Floor
New York, NY 10018

December 9, 2013

To:	Lee Lazarus

We are pleased to inform you that on October 14, 2013, the Board of Directors Grandparents.com, Inc., a Delaware corporation (the “Company”), authorized the grant to you on December 9, 2013 a stock option (the “Option”) to purchase Three Million Two Hundred Fifty Thousand (3,250,000) shares of common stock (the “Shares”), $0.01 par value, of the Company (“Common Stock”), at a price of $.13 per Share, representing the Fair Market Value (as hereinafter defined) of the Common Stock on the grant date. It is intended that the Option, to the extent it so qualifies, shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). To the extent that the Option does not on the date of grant, or hereafter ceases to, qualify as an incentive stock option, it shall be a non-qualified stock option.

The Option shall vest monthly pro rata over a three year period subject to your continued employment with the Company pursuant to the terms of your Employment Agreement dated of even date herewith (with such vesting period to be deemed to have commenced on November 15, 2012). The Option, to the extent not previously exercised, will expire on December 9, 2023. Notwithstanding the foregoing, in the event of the termination of your employment by the Company without Cause (as defined in your employment agreement with the Company) or by you with Good Reason (as defined in your employment agreement with the Company), the Option shall remain outstanding until the earlier of third anniversary of the date of termination or December 9, 2023. In the event of the termination of your employment by the Company with Cause or by you without Good Reason, all unvested Options shall expire and you shall have 90 days from the date of such termination to exercise vested options, after which remaining vested options shall expire.

The Option is not transferable and may be exercised solely by you during your lifetime or after your death by the person or persons entitled thereto under your will or the laws of descent and distribution. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, the Option contrary to the provisions hereof, shall be void and ineffective and shall give no right to the purported transferee. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Board of Directors of the Company, in its sole discretion, may permit such assignment, transfer and exercisability and may permit you to designate a beneficiary who may exercise the Option after your death; provided, however, that if the Option is so assigned or transferred, it shall be subject to all the same terms and conditions contained herein.

In the event of your death, the Option may thereafter be exercised, by the legal representative of your estate or by your legatee under your will, for a period of one year after the date of such death or until the expiration of the stated term of the Option, whichever period is shorter. In the event of the termination of your employment with the Company by reason of Disability (as defined in Section 22(e)(3) of the Code), the Option may thereafter be exercised by you (or your personal representative) for a period of one year after the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter.

In the event of any stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other similar change in the Company’s corporate or capital structure affecting the Common Stock results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation, or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then the Board of Directors of the Company shall make an appropriate and equitable adjustment in the number and option price of shares subject to the Option to the end that after such event your proportionate interest shall be maintained as immediately before the occurrence of such event.

Except as otherwise provided herein, in the event of any Corporate Transaction (as defined herein), any portion of the Option that is at the time outstanding shall automatically accelerate so that the Option shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable. The Option shall not so accelerate, however, if and to the extent that the Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the “Successor Corporation”) or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. The determination of comparability shall be made by the Board of Directors of the Company, and its determination shall be conclusive and binding. The Option shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

“Corporate Transaction” means any of the following events:

a.	Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation own less than 40% of the outstanding voting securities of the surviving corporation;

b.	Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation of the Company; or

c.	Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date hereof) under the Securities Exchange Act of 1934, as amended.

In the event of any adjustment in the number of shares covered by the Option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

All adjustments made pursuant to this letter shall be made by the Board of Directors of the Company and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

The Company may require you to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of the Option. Upon exercise of the Option, you shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Company all amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. Subject to the terms herein and applicable law, the Board of Directors of the Company may, in its sole discretion, permit you to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from the Option or any shares of Common Stock issuable pursuant to the Option or from any cash amounts otherwise due or to become due from the Company to you an amount equal to such taxes. The Company may also deduct from the Option any other amounts due from you to the Company or one of its subsidiaries.

To the extent not already registered, the Company will register the Option and Shares on a Form S-8 Registration Statement (or, if not so eligible, on another applicable form) as soon as practicable following the date hereof. Unless at the time of the exercise of the Option a registration statement under the Securities Act of 1933, as amended (the “Act”) is in effect as to such Shares, any Shares purchased by you upon the exercise of the Option shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of the Option, in whole or in part, you will execute and deliver to the Company a certificate to such effect. The Company shall not be obligated to issue any Shares pursuant to the Option if, in the opinion of counsel to the Company, the Shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such Shares have been so registered or otherwise qualified.

You understand and acknowledge that, under existing law, unless at the time of the exercise of the Option a registration statement under the Act is in effect as to such Shares (i) any Shares purchased by you upon exercise of the Option may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold); (iii) in the case of securities to which Rule 144 is not applicable, compliance with some other disclosure exemption will be required before any Shares may be sold; (iv) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company will place an appropriate “stop transfer” order with its transfer agent with respect to such Shares; and (vi) the Company has undertaken no obligation to register the Shares or to include the Shares in any registration statement which may be filed by it subsequent to the issuance of the Shares to you.

The Option (or installment thereof) is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of Shares to be purchased, together with payment in full of the purchase price of the Shares to be purchased.

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares being purchased. Such consideration must be paid in any combination of cash and/or bank-certified or cashier’s check or such other instrument as may be acceptable to the Board of Directors of the Company, or, at the discretion of the Board of Directors of the Company, by (i) delivering shares of Common Stock already owned by you and having a Fair Market Value on the date of exercise equal to the exercise price of the Option, (ii) having Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price, or (iii) a combination of shares of Common Stock and cash, within five business days after notice of exercise is tendered to the Company.

Fair Market Value means the fair market value of the Common Stock, as of any date, as determined by the Board of Directors of the Company as follows:

a.	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market tier of The Nasdaq Stock Market (“NASDAQ”), the Fair Market Value shall be the closing sales price for such stock (or if no sales were reported, the closing sales price on the last preceding trading date), as quoted on such system or exchange, or the system or exchange with the greatest volume of trading in Common Stock, for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board of Directors of the Company deems reliable;

b.	If the Common Stock is quoted on the Nasdaq system (but not on the National Market tier thereof), on the OTC Bulletin Board or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the closing sales price for such stock, as reported in The Wall Street Journal or such other source as the Board of Directors of the Company deems reliable; or

c.	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board of Directors of the Company.

To the extent you are granted incentive stock options that in the aggregate (together with all other incentive stock options granted by the Company or its subsidiaries to you) entitle you to purchase, in any calendar year during which such options first become exercisable, Common Stock having a Fair Market Value (determined as of the grant date) in excess of $100,000, such portion of the options in excess of $100,000 shall be treated as a nonqualified stock option. In the event you hold two or more such options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such options are granted.

To qualify for incentive stock option tax treatment, an option designated as an incentive stock option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to Disability, such option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first three months of a leave of absence unless your reemployment rights are guaranteed by statute or contract.

In order to obtain certain tax benefits afforded to incentive stock options under Section 422 of the Code, you must hold the shares issued upon the exercise of an incentive stock option for (a) at least two years after the grant date of the incentive stock option and (b) at least one year from the date of exercise. The Board of Directors of the Company may require you to give the Company prompt notice of any disposition of shares acquired upon exercise of an incentive stock option which occurs prior to the expiration of such holding periods. You may be subject to the alternative minimum tax at the time of exercise of an incentive stock option.

Nothing in this option grant letter, or any action of the Board of Directors of the Company taken hereunder, shall confer upon you any right to be retained in the employment or service of the Company or any of its subsidiaries, or to remain a director thereof or a consultant thereto, or to interfere in any way with the right of the Company or any of its subsidiaries, in its sole discretion, to terminate your employment or service at any time or to remove you as a director or consultant at any time.

The Option does not entitle you to any cash dividend, voting or other right of a stockholder unless and until the date of issuance of the shares that are the subject of the Option, free of all applicable restrictions.

The Option is intended to comply with the requirements of Section 409A of the Code to the extent Section 409A of the Code applies to the Option, and any ambiguities in this letter will be interpreted to so comply. The terms of the Option shall be interpreted, operated and administered in a manner consistent with the foregoing intention to the extent the Board of Directors of the Company deems necessary or advisable in its sole discretion. Notwithstanding any other provision herein, (a) if the shares of Common Stock are publicly traded, any portion of the Option constitutes “deferred compensation” under Section 409A of the Code and you are a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six months following the date of your “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, your date of death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, (b) the Board of Directors of the Company, to the extent it unilaterally deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to amend or modify the Options so that it qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representation that the Option granted hereunder shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Option and (c) neither the Company, nor any affiliate thereof, nor any person acting on behalf of the Company or any affiliate thereof, , shall be liable to you by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of the Option to satisfy the requirements of Section 409A of the Code.

If any provision of this option grant letter is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Option under any law deemed applicable by the Board of Directors of the Company, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Board of Directors’ determination, materially altering the intent of the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Option shall remain in full force and effect.

[Signature Page to Follow]

Would you kindly evidence your acceptance of the Option and your agreement to comply with the provisions hereof by executing this letter under the words “Agreed To and Accepted.”

Very Truly Yours,

GRANDPARENTS.COM, INC.

By:	/s/ Steven E. Leber
Name:
Title:

Agreed To and Accepted:

/s/ Lee Lazarus
Lee Lazarus

Exhibit A

[Name]
[Address]
[City, State Zip]

Gentlemen:

Notice is hereby given of my election to purchase __________ Shares of Common Stock, $0.01 par value per share (the “Shares”), of Grandparents.com, Inc., at a price of U.S. $____ per Share, pursuant to the provisions of the option granted to me on ______________, 2013. I elect to pay for the Shares as follows:

☐ _____	by delivery of my check in the amount of $__________.

☐ _____	* by delivery of Shares having a total value of $__________, such value being based on the closing price(s) of the Shares on the date hereof.

☐ _____	* by my election to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate fair market value on the date of exercise equal to the purchase price.

The following information is supplied for use in issuing and registering the Shares purchased hereby:

Number of Certificates and Denominations

Name

Address

Social Security Number

Dated: _________________

Very truly yours,

* Subject to approval of the Board of Directors